UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2016

ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.
On June 2, 2016, Arista Networks, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). The stockholders voted on the following proposals at the Annual Meeting:
1.To elect three Class II directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;
2.To approve, on an advisory basis, the compensation of the named executive officers;
3.To approve, on an advisory basis, the frequency of future advisory votes on the compensation of named executive officers; and
4.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.
For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on April 22, 2016.
The voting results for each of the proposals are as follows:

1.	Election of Directors

Nominee	For	Withheld	Broker Non-votes
Charles Giancarlo	55,666,004	85,432	10,209,695
Ann Mather	52,070,966	3,680,470	10,209,695
Daniel Scheinman	54,890,032	861,404	10,209,695
Each director nominee was duly elected to serve until the 2019 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier resignation or removal.

2.	Advisory Vote on Named Executive Officer Compensation

For	Against	Abstained	Broker Non-votes
55,454,332	249,593	47,511	10,209,695
The stockholders approved, on an advisory basis, the compensation of the named executive officers.
3.     Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

One Year	Two Years	Three Years	Abstained
41,939,972	326,164	13,431,359	53,941
Based on the votes set forth above, the stockholders advised that they were in favor of every year as the frequency of holding an advisory vote on the compensation of named executive officers.
4.     Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
65,109,424	821,386	30,321	—
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

June 2, 2016	By: /s/ Marc Taxay
Marc Taxay
Senior Vice President and General Counsel